Exhibit 99.4

COLONIAL REALTY LIMITED PARTNERSHIP

CONSENT FORM

The undersigned holder of units of limited partnership interests (“Units”) in Colonial Realty Limited Partnership (the “Partnership”) hereby votes in the following manner with respect to the matter set forth below:

To approve the Agreement and Plan of Merger, dated as of June 3, 2013, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Martha Merger Sub, LP, Colonial Properties Trust and the Partnership, (the “Merger Agreement”) and the Partnership Merger, as described in the Merger Agreement.

☐	☐	☐

Consents	Does not consent	Abstains

The above proposal is described more fully in the accompanying Joint Consent Solicitation/Prospectus. All of the Units held by the undersigned will be represented by this Consent Form and will be deemed to have been voted in accordance with the election specified by the holder named below. If no election is specified, any otherwise properly completed and signed Consent Form will be deemed to be approval of the Merger Agreement and the Partnership Merger.

This consent is solicited by Colonial Properties Trust (“Colonial”), as the general partner of the Partnership, on behalf of the Partnership.

This Consent Form given, if effective, will be binding upon the undersigned holder of Units and upon any subsequent transferee(s) of the Units to which this Consent Form corresponds, subject only to revocation by the delivery of a written notice of revocation by the undersigned holder, executed and filed in the manner and within the time period described in the Joint Consent Solicitation /Prospectus.

In order to be counted, this Consent Form must be received by the Partnership prior to 11:59 p.m., Central Daylight time, on September 26, 2013.

This fully completed and executed Consent Form should be sent by mail in the self-addressed, postage-paid envelope enclosed for that purpose, or by overnight courier, or by facsimile, to the Partnership, as follows:

If delivered by mail or by courier, to:	If delivered by facsimile, to:
Colonial Realty Limited Partnership Attn: John P. Rigrish 2101 Sixth Avenue North, Suite 750 Birmingham, Alabama 35203	Colonial Realty Limited Partnership Attn: John P. Rigrish Facsimile Number: (205) 986-6915 Telephone Number: (800) 645-3917

Please sign your name below exactly in the same manner as the name(s) in which ownership of the Units is registered. When units are held by two or more joint holders, all such holders must sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Signature if held jointly:

Name:	Name:

Number of Units:

Date:
, 2013

FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

CERTIFICATE OF NON-FOREIGN STATUS FOR AN INDIVIDUAL

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform Mid-America Apartment Communities, Inc., that withholding of tax is not required upon my disposition of a U.S. real property interest, I hereby certify the following:

1. I am not a nonresident alien for purposes of U.S. income taxation;

2. My U.S. taxpayer identifying number (Social Security Number) is:                         ; and

3. My home address is:

I understand that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement I have made herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Dated: , 2013

Name:

CERTIFICATE OF NON-FOREIGN STATUS FOR AN ENTITY

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor (seller) of the property and not the disregarded entity. To inform Mid-America Apartment Communities, Inc. (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by transferor (seller), the undersigned hereby certifies the following on behalf of the transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.	Transferor is not a disregarded entity as defined in Treasury Regulation §1.1445-2(b)(2)(iii).

3.	Transferor’s U.S. employer identification number is: .

4.	Transferor’s office address is:

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Transferor:

By:
Name:
Title:

Date: , 2013

Form W-9 Request for Taxpayer Give Form to the (Rev. December 2011) Identification Number and Certification requester. Do not Department of the Treasury send to the IRS. Internal Revenue Service Name (as shown on your income tax return) 2. Business name/disregarded entity name, if different from above page Check appropriate box for federal tax classification: on Individual/sole proprietor C Corporation S Corporation Partnership Trust/estate type Exempt payee Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ? or Instructions Print Other (see instructions) ? Specific Address (number, street, and apt. or suite no.) Requester’s name and address (optional) City, state, and ZIP code See List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line Social security number to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other – – entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose Employer identification number number to enter. – Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (defined below). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4. Sign Signature of Here U.S. person ? Date ? General Instructions Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar Section references are to the Internal Revenue Code unless otherwise to this Form W-9. noted. Definition of a U.S. person. For federal tax purposes, you are Purpose of Form considered a U.S. person if you are: A person who is required to file an information return with the IRS must • An individual who is a U.S. citizen or U.S. resident alien, obtain your correct taxpayer identification number (TIN) to report, for • A partnership, corporation, company, or association created or example, income paid to you, real estate transactions, mortgage interest organized in the United States or under the laws of the United States, you paid, acquisition or abandonment of secured property, cancellation • An estate (other than a foreign estate), or of debt, or contributions you made to an IRA. • A domestic trust (as defined in Regulations section 301.7701-7). Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the Special rules for partnerships. Partnerships that conduct a trade or requester) and, when applicable, to: business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. 1. Certify that the TIN you are giving is correct (or you are waiting for a Further, in certain cases where a Form W-9 has not been received, a number to be issued), partnership is required to presume that a partner is a foreign person, 2. Certify that you are not subject to backup withholding, or and pay the withholding tax. Therefore, if you are a U.S. person that is a 3. Claim exemption from backup withholding if you are a U.S. exempt partner in a partnership conducting a trade or business in the United payee. If applicable, you are also certifying that as a U.S. person, your States, provide Form W-9 to the partnership to establish your U.S. allocable share of any partnership income from a U.S. trade or business status and avoid withholding on your share of partnership income. is not subject to the withholding tax on foreign partners’ share of effectively connected income. Cat. No. 10231X Form W-9 (Rev. 12-2011)

Form W-9 (Rev. 12-2011) Page 2 The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases: • The U.S. owner of a disregarded entity and not the entity, • The U.S. grantor or other owner of a grantor trust and not the trust, and • The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items: 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8. What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the Part II instructions on page 3 for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9. Also see Special rules for partnerships on page 1. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Name If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name. If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form. Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line. Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line. Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8. Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate). Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Form W-9 (Rev. 12-2011) Page 3 Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line. Exempt Payee If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/disregarded entity name,” sign and date the form. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. The following payees are exempt from backup withholding: 1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2), 2. The United States or any of its agencies or instrumentalities, 3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities, 4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or 5. An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: 6. A corporation, 7. A foreign central bank of issue, 8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States, 9. A futures commission merchant registered with the Commodity Futures Trading Commission, 10. A real estate investment trust, 11. An entity registered at all times during the tax year under the Investment Company Act of 1940, 12. A common trust fund operated by a bank under section 584(a), 13. A financial institution, 14. A middleman known in the investment community as a nominee or custodian, or 15. A trust exempt from tax under section 664 or described in section 4947. The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15. IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 9 Broker transactions Exempt payees 1 through 5 and 7 through 13. Also, C corporations. Barter exchange transactions and patronage dividends Exempt payees 1 through 5 Payments over $600 required to be reported and direct sales over $5,000 1 Generally, exempt payees 1 through 7 2 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note. See the chart on page 4 for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676). If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3. Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4. 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011) Page 4 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account: Give name and SSN of: 1. Individual The individual 2. Two or more individuals (joint account) The actual owner of the account or, if combined funds, the first individual on the account 1 3. Custodian account of a minor (Uniform Gift to Minors Act) The minor 2 4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law The grantor-trustee 1 The actual owner 1 5. Sole proprietorship or disregarded entity owned by an individual The owner 3 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A)) The grantor* For this type of account: Give name and EIN of: 7. Disregarded entity not owned by an individual The owner 8. A valid trust, estate, or pension trust Legal entity 4 9. Corporation or LLC electing corporate status on Form 8832 or Form 2553 The corporation 10. Association, club, religious, charitable, educational, or other tax-exempt organization The organization 11. Partnership or multi-member LLC The partnership 12. A broker or registered nominee The broker or nominee 13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments The public entity 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B)) The trust 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN. 3 You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1. *Note. Grantor also must provide a Form W-9 to trustee of trust. Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

August     , 2013

Dear Colonial Realty Limited Partnership Unitholder,

In connection with the proposed merger (the “Partnership Merger”) of Colonial Realty Limited Partnership (the “Partnership”) with Martha Merger Sub, LP, a transitory subsidiary of Mid-America Apartments, L.P. (“MAA LP”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 3, 2013, by and among Colonial Properties Trust, Mid-America Apartment Communities, Inc., MAA LP, Martha Merger Sub, LP and the Partnership please find enclosed the following documents:

1.	Joint Consent Solicitation/Prospectus of the Partnership and MAA LP relating to the Partnership Merger.

2.	Consent Form with respect to the Merger Agreement and the Partnership Merger

3.	Certificate of Non-Foreign Status

4.	Form W-9

Please complete and sign and date each of the Consent Form, Certificate of Non-Foreign Status and Form W-9 and return them the Partnership in the self-addressed, postage-paid envelope enclosed for that purpose, or by overnight courier, or by facsimile as follows:

If delivered by mail or by courier, to:	If delivered by facsimile, to:
Colonial Realty Limited Partnership Attn: John P. Rigrish 2101 Sixth Avenue North, Suite 750 Birmingham, Alabama 35203	Colonial Realty Limited Partnership Attn: John P. Rigrish Facsimile Number: (205) 986-6915 Telephone Number: (800) 645-3917

In order to be counted, your Consent Form must be received by the Partnership prior to 11:59 p.m., Central Daylight time, on September 26, 2013.

If you have any questions or need any assistance in connection with completing and returning the Consent Form, Certificate of Non-Foreign Status or Form W-9, please contact Colonial Properties Trust Investor Relations at (800) 645-3917.

Sincerely,

John P. Rigrish

Chief Administrative Officer

COLONIAL PROPERTIES TRUST AND SUBSIDIARIES LISTED NEW YORK STOCK EXCHANGE

2101 6TH AVENUE NORTH — SUITE 750 — BIRMINGHAM, ALABAMA 35203 — 205.250.8791 — 205-250-8890 — http://www.colonialprop.com